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                                                           Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form S-1 of our report dated January 31, 1997, on our audits of the consolidated financial statements Osiris Therapeutics, Inc. and its subsidiaries as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 and the period December 23, 1992 (date of inception) to December 31, 1996. We also consent to the reference to our firm under the caption "Experts".

                                                 /s/ Coopers & Lybrand L.L.P.

Rockville, Maryland
July 15, 1997